EXHIBIT 10.10.1

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT, dated as of the 31st day of December, 1996, by and between TREDEGAR INDUSTRIES, INC., a Virginia corporation (the "Company") and NORMAN A. SCHER, an individual residing at 5 Cedaridge Road, Richmond, Virginia 23229 ("Executive").

         WHEREAS, the Company and Executive have entered into that certain Employment Agreement dated as of June 1, 1989 (the "Employment Agreement") and the Company and Executive desire to terminate such Employment Agreement;

         NOW, THEREFORE, in consideration of mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the close of business on December 31, 1996, the Employment Agreement is hereby terminated and shall have no further force or effect with respect to the employment relationship between the Company and Executive.

         2. Except for the termination of the Employment Agreement the rights and obligations of the Company and Executive set forth therein, this Termination Agreement shall not otherwise affect the employment relationship between the Company and Executive, including without limitation Executive's obligations under the Patent and Confidentiality Agreement referred to in the Employment Agreement and any independently existing obligations of the Company under the compensation, benefit and welfare plans in which the Company's senior management is eligible to participate.

         3. This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         4. This Termination Agreement shall be governed by and construed in conformity with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, parties hereto have executed this Termination Agreement as of the date first above written.


                                                     TREDEGAR INDUSTRIES, INC.


                                                     By:  /s/ John D. Gottwald
                                                              John D. Gottwald
                                                              President

                                                       /s/ N. A. Scher
                                                     Norman A. Scher


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